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Exhibit 12

Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to
Combined Fixed Charges and Preferred Stock Dividend Requirements

	Year ended December 31,
(dollars in thousands)
	2004	2003	2002	2001	2000
a. Ratio of Earnings to Fixed Charges
Including Interest on Deposits
Earnings:
Income from operations before income taxes	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	500,590	646,595	799,907	960,241	894,923

Earnings, for computation purposes	$1,041,317	$1,008,128	$937,993	$1,066,626	$2,060,043

Fixed Charges:
Interest on borrowings	$67,834	$52,239	$42,700	$61,332	$61,797
Interest on deposits	427,822	581,551	729,294	872,977	812,982
Portion of rents representative of the interest factor	4,934	12,805	27,913	25,932	20,144

Fixed charges, including interest on deposits, for computation purposes	$500,590	$646,595	$799,907	$960,241	$894,923

Ratio of earnings to fixed charges, including interest on deposits	2.08	1.56	1.17	1.11	2.30
Excluding Interest on Deposits
Earnings:
Income from operations before income taxes	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	72,768	65,044	70,613	87,264	81,941

Earnings, for computation purposes	$613,495	$426,577	$208,699	$193,649	$1,247,061

Fixed Charges:
Interest on borrowings	$67,834	$52,239	$42,700	$61,332	$61,797
Portion of rents representative of the interest factor	4,934	12,805	27,913	25,932	20,144

Fixed charges, excluding interest on deposits, for computation purposes	$72,768	$65,044	$70,613	$87,264	$81,941

Ratio of earnings to fixed charges, excluding interest on deposits	8.43	6.56	2.96	2.22	15.22
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)
Including Interest on Deposits
Earnings:
Income from operations before income taxes	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	500,590	646,595	799,907	960,241	894,923

Earnings, for computation purposes	$1,041,317	$1,008,128	$937,993	$1,066,626	$2,060,043

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$67,834	$52,239	$42,700	$61,332	$61,797
Interest on deposits	427,822	581,551	729,294	872,977	812,982
Portion of rents representative of the interest factor	4,934	12,805	27,913	25,932	20,144

Fixed charges, including interest on deposits, for computation purposes	$500,590	$646,595	$799,907	$960,241	$894,923
Preferred stock dividend requirements	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$500,590	$646,595	$799,907	$960,241	$894,923

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, including interest on deposits	2.08	1.56	1.17	1.11	2.30
Excluding Interest On Deposits
Earnings:
Income from operations before income taxes	$540,727	$361,533	$138,086	$106,385	$1,165,120
Fixed charges	72,768	65,044	70,613	87,264	81,941

Earnings, for computation purposes	$613,495	$426,577	$208,699	$193,649	$1,247,061

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on borrowings	$67,834	$52,239	$42,700	$61,332	$61,797
Portion of rents representative of the interest factor	4,934	12,805	27,913	25,932	20,144

Fixed charges, excluding interest on deposits, for computation purposes	$72,768	$65,044	$70,613	$87,264	$81,941
Preferred stock dividend requirements	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$72,768	$65,044	$70,613	$87,264	$81,941

Ratio of earnings to combined fixed charges and preferred stock dividend requirements, excluding interest on deposits	8.43	6.56	2.96	2.22	15.22

(1)
Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

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  Exhibit 12
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements